                                                                    EXHIBIT 10.1









                            FORM OF CREDIT AGREEMENT

                                      among

                               WILLIAMS OLP, L.P.
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                         LEHMAN COMMERCIAL PAPER, INC.,
                              as Syndication Agent

                                 SUNTRUST BANK,
                             as Documentation Agent

                                       and

                            The Lenders Party Hereto

                                  $150,000,000

                            SENIOR CREDIT FACILITIES




                         BANC OF AMERICA SECURITIES LLC
                                       AND
                              LEHMAN BROTHERS INC.
                  Joint Lead Arrangers and Joint Book Managers



                          DATED AS OF FEBRUARY 2, 2001

                                TABLE OF CONTENTS

         Section                                                                                                Page
         -------                                                                                                ----
Article I. DEFINITIONS AND ACCOUNTING TERMS.......................................................................1
         1.01         Defined Terms...............................................................................1
         1.02         Other Interpretive Provisions..............................................................18
         1.03         Accounting Terms...........................................................................19
         1.04         Rounding...................................................................................19
         1.05         References to Agreements and Laws..........................................................19

Article II. the COMMITMENTS and BORROWINGs.......................................................................20
         2.01         Revolver Facility..........................................................................20
         2.02         Term Loan Facility.........................................................................20
         2.03         Borrowings, Conversions and Continuations of Loans.........................................20
         2.04         Prepayments................................................................................21
         2.05         Reduction or Termination of Commitments....................................................23
         2.06         Repayment of Loans.........................................................................24
         2.07         Interest...................................................................................24
         2.08         Fees.......................................................................................24
         2.09         Computation of Interest and Fees...........................................................25
         2.10         Evidence of Debt...........................................................................25
         2.11         Payments Generally.........................................................................25
         2.12         Sharing of Payments........................................................................27
         2.13         Order of Application.......................................................................27

Article III. TAXES, YIELD PROTECTION AND ILLEGALITY..............................................................28
         3.01         Taxes......................................................................................28
         3.02         Illegality.................................................................................29
         3.03         Inability to Determine Rates...............................................................29
         3.04         Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate
                      Loans......................................................................................30
         3.05         Funding Losses.............................................................................30
         3.06         Matters Applicable to all Requests for Compensation........................................31
         3.07         Survival...................................................................................31

Article IV. CONDITIONS PRECEDENT TO BORROWINGs...................................................................31
         4.01         Conditions of Initial Borrowing............................................................31
         4.02         Conditions to all Loans....................................................................33

Article V. REPRESENTATIONS AND WARRANTIES........................................................................33
         5.01         Existence; Qualification and Power; Compliance with Laws...................................33
         5.02         Authorization; No Contravention............................................................34
         5.03         Governmental Authorization.................................................................34
         5.04         Binding Effect.............................................................................34
         5.05         Financial Statements; No Material Adverse Effect...........................................34
         5.06         Litigation.................................................................................34
         5.07         No Default.................................................................................34
         5.08         Ownership of Property; Liens...............................................................35
         5.09         Environmental Compliance...................................................................35
         5.10         Insurance..................................................................................35

         5.11         Taxes......................................................................................35
         5.12         ERISA Compliance...........................................................................35
         5.13         Subsidiaries...............................................................................36
         5.14         Margin Regulations; Investment Company Act; Public Utility Holding Company Act; Use
                      of Proceeds................................................................................36
         5.15         Disclosure.................................................................................36
         5.16         Labor Matters..............................................................................36
         5.17         Compliance with Laws.......................................................................37

Article VI. AFFIRMATIVE COVENANTS................................................................................37
         6.01         Financial Statements.......................................................................37
         6.02         Certificates; Other Information............................................................38
         6.03         Notices....................................................................................38
         6.04         Payment of Obligations.....................................................................39
         6.05         Preservation of Existence, Etc.............................................................39
         6.06         Maintenance of Assets and Business.........................................................39
         6.07         Maintenance of Insurance...................................................................39
         6.08         Compliance with Laws.......................................................................39
         6.09         Books and Records..........................................................................40
         6.10         Inspection Rights..........................................................................40
         6.11         Compliance with ERISA......................................................................40
         6.12         Use of Proceeds............................................................................40
         6.13         Clean Down Period..........................................................................40
         6.14         Guaranties.................................................................................41
         6.15         Material Agreements........................................................................41

Article VII. NEGATIVE COVENANTS..................................................................................41
         7.01         Liens......................................................................................41
         7.02         Investments................................................................................42
         7.03         Indebtedness, Synthetic Leases and Swap Obligations........................................42
         7.04         Fundamental Changes........................................................................43
         7.05         Dispositions...............................................................................43
         7.06         Lease Obligations..........................................................................43
         7.07         Restricted Payments; Payments of Permitted Affiliate Subordinated Debt.....................43
         7.08         ERISA......................................................................................44
         7.09         Nature of Business; Capital Expenditures...................................................44
         7.10         Transactions with Affiliates...............................................................44
         7.11         Burdensome Agreements......................................................................44
         7.12         Use of Proceeds............................................................................44
         7.13         Operating Agreements.......................................................................44
         7.14         Financial Covenants........................................................................44

Article VIII. EVENTS OF DEFAULT AND REMEDIES.....................................................................45
         8.01         Events of Default..........................................................................45
         8.02         Remedies Upon Event of Default.............................................................47

Article IX. ADMINISTRATIVE AGENT.................................................................................47
         9.01         Appointment and Authorization of Administrative Agent......................................47
         9.02         Delegation of Duties.......................................................................48
         9.03         Liability of Administrative Agent..........................................................48
         9.04         Reliance by Administrative Agent...........................................................48
         9.05         Notice of Default..........................................................................49

         9.06         Credit Decision; Disclosure of Information by Administrative Agent.........................49
         9.07         Indemnification of Administrative Agent....................................................49
         9.08         Administrative Agent in its Individual Capacity............................................50
         9.09         Successor Administrative Agent.............................................................50
         9.10         Other Agents; Lead Managers................................................................50

Article X. MISCELLANEOUS.........................................................................................51
         10.01        Amendments, Etc............................................................................51
         10.02        Notices and Other Communications; Facsimile Copies.........................................52
         10.03        No Waiver; Cumulative Remedies.............................................................53
         10.04        Attorney Costs; Expenses and Taxes.........................................................53
         10.05        Indemnification............................................................................53
         10.06        Payments Set Aside.........................................................................54
         10.07        Successors and Assigns.....................................................................54
         10.08        Confidentiality............................................................................56
         10.09        Set-off....................................................................................57
         10.10        Interest Rate Limitation...................................................................57
         10.11        Counterparts...............................................................................57
         10.12        Integration................................................................................57
         10.13        Survival of Representations and Warranties.................................................58
         10.14        Severability...............................................................................58
         10.15        Foreign Lenders............................................................................58
         10.16        Governing Law..............................................................................59
         10.17        Waiver of Right to Trial by Jury...........................................................59
         10.18        No General Partner's Liability.............................................................60
         10.19        ENTIRE AGREEMENT...........................................................................60

         SIGNATURES.............................................................................................S-1

SCHEDULES

         2.01     Commitments and Pro Rata Shares
         5.13     Subsidiaries
         10.02 Addresses for Notices to Borrower, Guarantors and Administrative Agent

EXHIBITS
                  Form of

         A-1               Borrowing Notice
         A-2               Conversion/Continuation Notice
         B-1               Revolver Note
         B-2               Term Note
         C-1               Compliance Certificate pursuant to SECTION 6.02(a)
         C-2               Compliance Certificate pursuant to SECTION 7.02 and
                           SECTION 7.03 D Assignment and Acceptance
         E                 Guaranty
         F-1 and F-2       Opinions of Counsel
         G                 Intercompany Note evidencing Permitted Affiliate
                           Subordinated Debt

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("AGREEMENT") is entered into as of February 2, 2001, among WILLIAMS OLP, L.P., a Delaware limited partnership (the "BORROWER"), each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), SUNTRUST BANK, as Documentation Agent, LEHMAN COMMERCIAL PAPER, INC., as Syndication Agent, and BANK OF AMERICA, N.A., as Administrative Agent.

         The Borrower has requested that the Lenders provide a term loan facility and a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         ACCEPTABLE INDEMNITY means, with respect to a judgment, an agreement between a Referenced Person as indemnitee (the "INDEMNITEE") and a third party as indemnitor (the "INDEMNITOR") pursuant to which such Referenced Person is entitled to be indemnified against and reimbursed for any and all losses, liabilities, and expenses arising in connection with such judgment, provided that (i) the Indemnitor shall be reasonably acceptable to the Required Lenders,
(ii) the Indemnitor shall have accepted liability pursuant to a written undertaking that is satisfactory to the Required Lenders, and (iii) unless otherwise agreed by the Required Lenders, the Indemnitor's obligations shall be secured, pursuant to arrangements that are reasonably satisfactory to the Required Lenders, by cash collateral pledged to the Indemnitee or by a letter of credit, guaranty, bond or other credit support issued for the benefit of the Indemnitee.

         ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by a Company of all or substantially all of the assets of a Person or of any business or division of a Person; (b) the acquisition by a Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person; or (c) a merger, consolidation, amalgamation, or other combination by a Company with another Person if a Company is the surviving entity, provided that, (i) in any merger involving the Borrower, the Borrower must be the surviving entity; and (ii) in any merger involving a wholly-owned Subsidiary and another Subsidiary, the wholly-owned Subsidiary shall be the survivor.

         ACQUISITION SUBFACILITY has the meaning specified in SECTION 2.01(a).

         ACQUISITION SUBFACILITY COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $40,000,000.00.

         ACQUISITION SUBFACILITY PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal amount of all Borrowings under the Acquisition Subfacility.

         ADMINISTRATIVE AGENT means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         ADMINISTRATIVE AGENT'S OFFICE means the Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

         ADMINISTRATIVE DETAILS FORM means the Administrative Details Reply Form furnished by a Lender to the Administrative Agent in connection with this Agreement.

         AFFILIATE means, as to any Person, any other Person related to such Person. A Person shall be deemed to be "related to" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         AGENT/ARRANGER FEE LETTER has the meaning specified in SECTION 2.08(b).

         AGENT-RELATED PERSONS means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         AGGREGATE COMMITMENTS has the meaning set forth in the definition of "Commitment."

         AGGREGATE COMMITTED SUM means, on any date of determination, the sum of all Committed Sums then in effect for all Lenders in respect of the Revolver Facility and the Term Loan Facility (as the same may have been reduced or canceled as provided in the Loan Documents).

         AGREEMENT means this Credit Agreement.

         AMMONIA PIPELINE/TERMINAL OPERATING AGREEMENT means the operating agreement dated as of the date of the MLP Offering Closing, between the Borrower and an Affiliate of TWC, relating to the operation of the Borrower's ammonia pipeline and terminal system.

         APPLICABLE RATE means the following percentages per annum set forth in the table below, on any date of determination, with respect to the Type of Borrowing or commitment fee that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate most recently delivered pursuant to SECTION 6.02(a):

                  ---------------------------------------------------------------------------------------------
                                                        Applicable Rate
                  ---------------------------------------------------------------------------------------------
                    Pricing                                   Commitment fee     Eurodollar      Base Rate +
                     Level             Leverage Ratio              (bps)        Rate + (bps)        (bps)
                  ---------------------------------------------------------------------------------------------
                       1           Less than or equal to           17.5             100.0             0
                                         2.00:1.00
                  ---------------------------------------------------------------------------------------------
                       2           Less than or equal to           25.0             120.0            20.0
                                   3.00:1.00, but greater
                                      than 2.00:1.00
                  ---------------------------------------------------------------------------------------------
                       3           Greater than 3.00:1.00          35.0             145.0            40.0
                  ---------------------------------------------------------------------------------------------

         Pricing Level 2 above shall be in effect for a period of six (6) months beginning on the Initial Funding Date unless, during such six (6) month period, the Leverage Ratio falls within Pricing Level 3 above, in which case Pricing Level 3 shall apply.

         ARRANGERS means Banc of America Securities LLC and Lehman Brothers Inc., in their capacities as joint lead arrangers and joint book managers, and ARRANGER means either one of them.

         ASSET ACQUISITION has the meaning set forth in SECTION 7.14(c)(i).

         ASSIGNMENT AND ACCEPTANCE means an Assignment and Acceptance substantially in the form of EXHIBIT D.

         ASSUMED DEBT means that certain Indebtedness assumed by Terminal Holdings LLC, originally incurred to partially finance the $259,000,000 purchase of certain terminal, storage, pipeline and related assets (such assets being herein called the FINANCED ASSETS).

         ATTORNEY COSTS means and includes all reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

         ATTRIBUTABLE INDEBTEDNESS means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

         ATTRIBUTABLE PRINCIPAL means, on any date, in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

         AUTHORIZED OFFICER means the chief operating officer, any vice president or any Responsible Officer of a Loan Party or other Person, as applicable. Any document delivered hereunder that is signed by an Authorized Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         BANK OF AMERICA means Bank of America, N.A.

         BASE RATE means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         BASE RATE LOAN means a Loan that bears interest based on the Base Rate.

         BOARD means the Board of Governors of the Federal Reserve System of the United States of America.

         BORROWER has the meaning set forth in the introductory paragraph hereto.

         BORROWER'S OPERATING AGREEMENTS means the following: (a) Borrower's and its Subsidiaries' Organization Documents, (b) the Omnibus Agreement, (c) the Contribution Agreement, and (d) the Ammonia Pipeline/Terminal Operating Agreement.

         BORROWING means a borrowing consisting of simultaneous Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to SECTIONS 2.01 and 2.02.

         BORROWING NOTICE means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to SECTION 2.03(a), which, if in writing, shall be substantially in the form of EXHIBIT A-1 or A-2, as applicable.

         BUSINESS DAY means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

         CAPITAL EXPENDITURE by a Person means an expenditure (determined in accordance with GAAP) for any fixed asset owned by such Person for use in the operations of such Person having a useful life of more than one year, or any improvements or additions thereto.

         CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

         CHANGE OF CONTROL means (a) the failure of the TWC to own, directly or indirectly, 100% of the general partnership interests in the MLP, (b) the failure of TWC to own, directly or indirectly, 100% of the general partnership interests in the Borrower, or (c) the failure of the MLP to be the sole limited partner of the Borrower.

         CLOSING DATE means the date upon which this Agreement has been executed by the Borrower, the Lenders and the Administrative Agent.

         CODE means the Internal Revenue Code of 1986.

         COMMITMENT means, as to each Revolver Lender, its obligation to make Loans to the Borrower pursuant to SECTION 2.01, in an amount at any one time outstanding not to exceed its Committed Sum, and, as to each Term Loan Lender, its obligation to lend to the Borrower on the Conditions Effective Date pursuant to SECTION 2.02, in an amount not to exceed its Committed Sum, in each case as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "AGGREGATE COMMITMENTS").

         COMMITTED SUM means (a) for any Revolver Lender, with respect to the Acquisition Subfacility, at any date of determination occurring prior to the Revolver Maturity Date, the amount stated beside such Lender's name under the heading for the Acquisition Subfacility on the most-recently amended SCHEDULE
2.01 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents), (b) for any Revolver Lender, with respect to the Working Capital/Distribution Subfacility, at any date of determination occurring prior to the Revolver Maturity Date, the amount stated beside such Lender's name under the heading for the Working Capital/Distribution Subfacility on the most recently amended SCHEDULE 2.01 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents), and (c) for any Term Loan Lender, with respect to the Term Loan Facility, at any date of determination occurring prior to the date of the initial Borrowing for the Term Loan Facility, the amount stated beside such Lender's name under the heading for the Term Loan Facility on the most-recently amended SCHEDULE 2.01 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents).

         COMPANY and COMPANIES means, on any date of determination thereof, Borrower and each of its Subsidiaries.

         COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT C-1 or EXHIBIT C-2, as applicable.

         CONDITIONS EFFECTIVE DATE means the first date all the conditions precedent in SECTION 4.01 are satisfied or waived in accordance with SECTION
4.01 (or, in the case of SECTIONS 4.01(b) and (c), waived by the Person entitled to receive the applicable payment).

         CONSOLIDATED EBITDA means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income.

         CONSOLIDATED INTEREST CHARGES means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with Indebtedness (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP, less interest income from temporary investments, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

         CONSOLIDATED LEASE AND RENTAL EXPENSE means the lease and rental expense of the Borrower and its Subsidiaries on a consolidated basis.

         CONSOLIDATED NET INCOME means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income or net loss of the Borrower and its Subsidiaries from continuing operations, provided that there shall be excluded from such net income (to the extent otherwise included therein): (a) net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure under rate cases),
(b) net gains or losses in respect of Dispositions of assets other than in the ordinary course of business, (c) any gains or losses attributable to non-cash write-ups or write-downs of assets, and (d) proceeds of any insurance on property, plant or equipment.

         CONSOLIDATED TOTAL DEBT means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Obligations hereunder), (b) that portion of obligations with respect to Capital Leases of the Borrower and its Subsidiaries, and (c) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in subsections (a) and (b) above of Persons other than the Borrower or any Subsidiary.

         CONTRACTUAL OBLIGATION means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         CONTRIBUTION AGREEMENT means the Contribution, Conveyance and Assumption Agreement dated as of the date of MLP Offering Closing, among the MLP, the Borrower, TWC and certain of its Affiliates.

         DEBT ISSUANCE means the issuance, incurrence or assumption of Indebtedness by the Borrower or any of its Subsidiaries after the Closing Date, other than Permitted Affiliate Subordinated Debt and Indebtedness arising under the Loan Documents.

         DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         DEFAULT means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         DEFAULT RATE means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         DISPOSITION or DISPOSE means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         DOLLAR and $ means lawful money of the United States of America.

         EDGAR means "Electronic Data Gathering, Analysis and Retrieval" system, a database maintained by the Securities and Exchange Commission containing electronic filings of issuers of certain securities.

         ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of a Lender; and
(c) any other Person (other than a natural Person) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

         ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the

Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
Section 9601 et seq.) ("CERCLA"), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. Section 11001 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. Section 4321 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

         ERISA means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

         ERISA AFFILIATE means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions of this Agreement relating to obligations imposed under
Section 412 of the Code).

         ERISA EVENT means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         EURODOLLAR RATE means for any Interest Period with respect to any Eurodollar Rate Loan:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page (such page currently being page 3750) of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such

         Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

         EURODOLLAR RATE LOAN means a Loan that bears interest at a rate based on the Eurodollar Rate.

         EVENT OF DEFAULT means any of the events or circumstances specified in
ARTICLE VIII.

         FACILITIES means, collectively, the Revolver Facility and the Term Loan Facility; FACILITY means either of the Revolver Facility or the Term Loan Facility.

         FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

         FINANCED ASSETS has the meaning set forth herein in the definition of Assumed Debt.

         FOREIGN LENDER has the meaning specified in SECTION 10.15.

         FOREIGN SUBSIDIARY of any Person means a Subsidiary of such Person that is organized or incorporated under the Laws of a jurisdiction other than a jurisdiction of the United States.

         GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         GENERAL PARTNER means Williams GP LLC, a Delaware limited liability company, a wholly-owned Subsidiary of TWC.

         GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         GUARANTORS means any Person, including, but not limited to, each Subsidiary of Borrower which undertakes to be liable for all or any part of the Obligations by execution of a Guaranty, or otherwise.

         GUARANTY means a Guaranty now or hereafter made by any Guarantor in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of EXHIBIT E, as may be amended from time to time.

         GUARANTY OBLIGATION means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other payment obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other payment obligation of the payment of such Indebtedness or other payment obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other payment obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other payment obligation of the payment thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other payment obligation of any other Person, whether or not such Indebtedness or other payment obligation is assumed by such Person; provided, however, that the term "Guaranty Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

         HAZARDOUS SUBSTANCE means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated, under any Environmental Law, including without limitation any hazardous substance within the meaning of Section 101(14) of CERCLA, and (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other refined petroleum hydrocarbons.

         INDEBTEDNESS means, as to any Person at a particular time, all of the following:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) the face amount of all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments issued for the account of such Person, and, without duplication, all drafts drawn and unpaid thereunder;

                  (c) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, other than trade accounts payable in the ordinary course of business not overdue by more than 60 days, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (d) Capital Leases; and

                  (e) all Guaranty Obligations of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Required Lenders. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         INDEMNIFIED LIABILITIES has the meaning set forth in SECTION 10.05.

         INDEMNITEES has the meaning set forth in SECTION 10.05.

         INITIAL FUNDING DATE means the date that the initial Loan is made under this Agreement.

         INITIAL FUNDING DATE FINANCIAL STATEMENTS means the financial statements delivered pursuant to clauses (C) and (D) of SECTION 4.01(a)(VII).

         INITIAL FUNDING DATE PRO FORMAS means the balance sheets delivered pursuant to clauses (A) and (B) of SECTION 4.01(a)(VII).

         INTEREST COVERAGE RATIO means the ratio of (a) the sum of (i) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date and (ii) Consolidated Lease and Rental Expense during such period to
(b) the sum of (i) Consolidated Interest Charges during such period and (ii) Consolidated Lease and Rental Expense during such period.

         INTEREST PAYMENT DATE means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Revolver Maturity Date or the Term Loan Maturity Date, as applicable.

         INTEREST PERIOD means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Borrowing Notice; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate

         Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the scheduled Revolver Maturity Date or the Term Loan Maturity Date, as applicable.

         INVESTMENT means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         IRS means the United States Internal Revenue Service.

         LAWS means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, any Governmental Authority.

         LENDER has the meaning specified in the introductory paragraph hereto.

         LENDING OFFICE means, as to any Lender, the office or offices of such Lender set forth on its Administrative Details Form, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         LEVERAGE RATIO means, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Total Debt (excluding Permitted Affiliate Subordinated Debt) as of the determination date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

         LIEN means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever to secure or provide for payment of any obligation of any Person, (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

         LOAN means an extension of credit by a Lender to the Borrower under
ARTICLE II.

         LOAN DOCUMENTS means this Agreement, each Note, the Agent/Arranger Fee Letter, each Borrowing Notice, each Compliance Certificate and the Guaranties.

         LOAN PARTIES means, collectively, the Borrower and each Guarantor.

         MATERIAL ADVERSE EFFECT means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower or of the Loan Parties, collectively, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or the Loan Parties, collectively, of any Loan Documents.

         MATERIAL AGREEMENT means (a) the Borrower's Operating Agreements, and
(b) any other contract material to the business of the Borrower and its Subsidiaries, taken as a whole.

         MATURITY DATE means the later of (a) the Revolver Maturity Date, and
(b) the Term Loan Maturity Date.

         MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligations.

         MLP means Williams Energy Partners L.P., a Delaware limited partnership.

         MLP OFFERING means the initial sale to the public of common units in the MLP pursuant to the MLP Registration Statement.

         MLP OFFERING CLOSING means the consummation of the sale of common units to the public pursuant to the MLP Registration Statement.

         MLP REGISTRATION STATEMENT means the Registration Statement filed on October 30, 2000 with the Securities and Exchange Commission in connection with the sale of common units in the MLP, as amended by Amendment No. 1 filed on December 22, 2000, as may be further amended.

         MULTIEMPLOYER PLAN means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

         NET CASH PROCEEDS means (a) with respect to any Significant Sale, cash (including any cash received by way of deferred payment pursuant to a promissory note or otherwise, as and when received) received by the Borrower or any of its Subsidiaries in connection with and as consideration therefor, on or after the date of consummation of such transaction, after (i) deduction of Taxes payable in connection with or as a result of such transaction, (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such transaction),
(iii) deduction of appropriate amounts required to be reserved (in accordance with GAAP) for post-closing adjustments by the Borrower or any of its Subsidiaries in connection with such transaction, against any liabilities retained by the Borrower or any of its Subsidiaries after such transaction, which liabilities are associated with the asset or assets being sold, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (iv) deduction for the amount of any Indebtedness (other than the Obligations or Indebtedness owed to the Borrower or any of its Subsidiaries) secured by the respective asset or assets being sold, which Indebtedness is repaid as a result of such transaction; (b) with respect to any Debt Issuance, cash received, on or after the date of incurrence of such Indebtedness, by the Borrower or any of its Subsidiaries from the incurrence of such Indebtedness after (i) payment of all reasonable attorneys' fees and usual and customary underwriting commissions, closing costs, and other reasonable expenses associated with such Debt Issuance, and (ii) deductions for the amount of any other Indebtedness (other than the Obligations or Indebtedness owed to the Borrower or any of its Subsidiaries) which is required to be repaid concurrently with or otherwise as a result of the incurrence of such Indebtedness; provided, however, in the case of Taxes that are deductible under clause (a)(i) preceding or post-closing adjustments under clause (a)(iii) preceding, but which Taxes or post-closing adjustments have not actually been paid or are not yet payable, the Borrower or any of its Subsidiaries selling such assets may deduct from the cash proceeds an amount (the "RESERVED AMOUNT") equal to the amount reserved in accordance with GAAP as a reasonable estimate for such Taxes or post-closing adjustments, so long as, at the time such Taxes or post-closing adjustments are actually paid, the amount, if any, by which the Reserved Amount exceeds the Taxes or post-closing adjustments actually paid shall constitute additional "NET CASH PROCEEDS" of such Significant Sale.

         NOTES means promissory notes of the Borrower, substantially in the form of EXHIBIT B-1 and B-2 hereto, evidencing the obligation of Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

         OBLIGATIONS means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party or any Referenced Person thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

         OMNIBUS AGREEMENT means the Omnibus Agreement dated as of the date of the MLP Offering Closing, among the MLP, the Borrower, TWC and certain of its Affiliates.

         ORGANIZATION DOCUMENTS means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         OTHER TAXES has the meaning specified in SECTION 3.01(b).

         OUTSTANDING AMOUNT means on any date, the sum of the Revolver Principal Debt and the Term Loan Principal Debt.

         PARTICIPANT has the meaning specified in SECTION 10.07(d).

         PARTNERSHIP AGREEMENT means (a) prior to the MLP Offering Closing, the Partnership Agreement dated October __, 2000, and (b) after the MLP Offering Closing, the Amended and Restated Agreement of Limited Partnership of Williams Energy Partners, L.P., in the form attached as an Appendix to the MLP Registration Statement (in Amendment No. 1 thereto), with such changes, if any, as are satisfactory to the Required Lenders.

         PBGC means the Pension Benefit Guaranty Corporation.

         PENSION PLAN means any "employee pension benefit plan" (as such term is defined in Section 3(2)(A) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         PERMITTED ACQUISITION means an Acquisition, so long as the following requirements have been satisfied:

                  (i) Such Acquisition shall not result in the Borrower's ownership of a Foreign Subsidiary;

                  (ii) At the time of the closing of the Acquisition, the Borrower shall deliver to the Administrative Agent (A) a certificate of a Responsible Officer of Borrower certifying that as of the closing of the Acquisition, no Default or Event of Default (including a Default pursuant to SECTION 7.09) shall exist or occur as a result thereof and after giving effect thereto, and (B) a copy of the purchase agreement governing such Acquisition;

                  (iii) At the time of closing of the Acquisition, the Borrower shall deliver to the Administrative Agent a Compliance Certificate in the form of EXHIBIT C-2, demonstrating pro forma compliance with SECTIONS 7.03 and 7.14, as of the closing of the Acquisition after giving effect thereto and after giving effect to any Indebtedness (including Obligations) incurred in connection therewith; and

                  (iv) If such Acquisition results in the Borrower's ownership of a Subsidiary who is not yet a Guarantor, the Borrower shall have complied with the requirements of SECTION 6.14 as of the date of such Acquisition.

         PERMITTED AFFILIATE SUBORDINATED DEBT means unsecured Indebtedness of the Borrower owed to TWC or a Subsidiary of TWC, subordinated to the Obligations pursuant to a Subordination Agreement containing terms satisfactory to the Required Lenders, provided that such Indebtedness (i) shall not bear a rate of interest which is greater than a market rate of interest, (ii) shall not require any Principal Payment earlier than six (6) months after the Maturity Date, and
(iii) shall be subject to such other terms as set forth on the form of Intercompany Note attached hereto as EXHIBIT G or as shall be reasonably satisfactory to the Required Lenders.

         PERMITTED LIENS means Liens permitted under SECTION 7.01 as described in such Section.

         PERSON means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

         PLAN means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

         PRESENT AND RELATED BUSINESSES means the storage, transportation and distribution of hydrocarbons and ammonia, and businesses related thereto.

         PRINCIPAL PAYMENT means a payment of principal (or, in the case of a Synthetic Lease, Attributable Principal), whether pursuant to an amortization schedule, at maturity, or otherwise.

         PRO RATA SHARE means, at any date of determination, for any Lender with respect to a particular Facility or Subfacility, the percentage (carried out to the ninth decimal place) that its Committed Sum for such Facility or Subfacility bears to the aggregate Committed Sums of all Lenders for such Facility or Subfacility.

         QUARTERLY DISTRIBUTIONS means the distributions by the Borrower of Available Cash (as defined in the Partnership Agreement).

         REFERENCE PERIOD has the meaning set forth in SECTION 7.14(c)(i).

         REFERENCED PERSON means the Borrower, any Guarantor, the General Partner, or any of their respective Subsidiaries, and the MLP.

         REGISTER has the meaning set forth in SECTION 10.07(c).

         RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil in violation of any Environmental Law.

         REPORTABLE EVENT means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         REQUIRED LENDERS means (a) on any date of determination on and after the Closing Date and prior to the date of the initial Borrowing, those Lenders holding 50.1% or more of the Aggregate Committed Sum, (b) on any date of determination on and after the date of the initial Borrowing and prior to the Revolver Maturity Date, those Lenders holding 50.1% or more of the sum of (i) the Revolver Commitment plus (ii) the Term Loan Principal Debt; and (c) on any date of determination on or after the Revolver Maturity Date, those Lenders holding 50.1% or more of the Outstanding Amount.

         REQUIRED REVOLVER LENDERS means (a) on any date of determination on and after the Closing Date and prior to the Revolver Maturity Date, those Lenders holding more than 50% of the Revolver Commitment, and (b) on any date of determination on or after the Revolver Maturity Date, those Lenders holding more than 50% of the Revolver Principal Debt.

         REQUIRED TERM LENDERS means (a) on any date of determination on and after the Closing Date and prior to the date of the initial Borrowing, those Lenders holding more than 50% of the Term Loan Commitment, and (b) on any date of determination on and after the date of the initial Borrowing, Term Loan Lenders holding more than 50% of the Term Loan Principal Debt.

         RESPONSIBLE OFFICER means the president, chief executive officer, chief financial officer, treasurer or assistant treasurer of a Loan Party or other Person, as applicable. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         RESTRICTED PAYMENT means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interest or of any option, warrant or other right to acquire any such equity interest.

         REVOLVER COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to the sum of (i) the Acquisition Subfacility Commitment, plus (ii) the Working Capital/Distribution Subfacility Commitment.

         REVOLVER FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2.01.

         REVOLVER LENDER means, on any date of determination, any Lender that has a Committed Sum under the Revolver Facility or that is owed any Revolver Principal Debt.

         REVOLVER MATURITY DATE means (a) February __, 2004, or (b) such earlier effective date of any other termination, cancellation, or acceleration of all commitments to lend under the Revolver Facility.

         REVOLVER NOTE means a promissory note in substantially the form of EXHIBIT B-1, and all renewals and extensions of all or any part thereof.

         REVOLVER PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Revolver Facility.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         SIGNIFICANT SALE means any Disposition (other than a Disposition permitted by SECTION 7.05(a)) by a Company to any other Person (other than to the Borrower or to a Wholly-owned Subsidiary of the Borrower) with respect to which the Net Cash Proceeds realized by any Company for such Disposition exceed $25,000 and when aggregated with the Net Cash Proceeds from all such other Dispositions occurring since the Closing Date, equals or exceeds an amount which is equal to 4% of the Borrower's assets (measured as of the close of the most recent fiscal quarter end).

         SUBFACILITIES means, collectively, the Acquisition Subfacility and the Working Capital/Distribution Subfacility.

         SUBSIDIARY of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         SWAP CONTRACT means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         SWAP TERMINATION VALUE means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

         SYNTHETIC LEASE OBLIGATION means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Principal in respect thereof as of such date.

         TAXES has the meaning set forth in SECTION 3.01.

         TERM LOAN COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $90,000,000.

         TERM LOAN FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2.02.

         TERM LOAN LENDER means, on any date of determination, any Lender that has a Committed Sum under the Term Loan Facility or that is owed any Term Loan Principal Debt.

         TERM NOTE means a promissory note substantially in the form of EXHIBIT B-2, and all renewals and extensions of all or any part thereof.

         TERM LOAN MATURITY DATE means the earlier of (a) February __, 2004, and
(b) the effective date of any other termination, cancellation, or acceleration of the commitment to lend under the Term Loan Facility.

         TERM LOAN PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Term Loan Facility.

         TERMINALS HOLDING LLC means Williams Terminals Holding LLC, a Delaware limited liability company to be merged into Terminals L.P. on or prior to the MLP Offering Closing.

         TERMINALS L.P. means Williams Terminals Holding L.P., a Delaware limited partnership, a wholly-owned Subsidiary of TWC, which will become a Subsidiary of Borrower on or prior to the MLP Offering Closing.

         TWC means The Williams Companies, Inc.

         TYPE means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         UNFUNDED PENSION LIABILITY means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         VOTING STOCK means the capital stock (or equivalent thereof) of any class or kind, of a Person, the holders of which are entitled to vote for the election of directors, managers, or other voting members of the governing body of such Person.

         WHOLLY-OWNED when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by Parent or one or more of its Wholly-owned Subsidiaries.

         WORKING CAPITAL/DISTRIBUTION SUBFACILITY has the meaning specified in
SECTION 2.01(c).

         WORKING CAPITAL/DISTRIBUTION SUBFACILITY COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $20,000,000.00.

         WORKING CAPITAL/DISTRIBUTION SUBFACILITY PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal amount of all Borrowings under the Working Capital/Distribution Subfacility.

         1.02 OTHER INTERPRETIVE PROVISIONS.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "HEREIN" and "HEREUNDER" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

                  (iii) The term "INCLUDING" is by way of example and not limitation.

                  (iv) The term "DOCUMENTS" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING;" the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING;" and the word "through" means "TO AND INCLUDING."

         (d) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                  ARTICLE II.
                         THE COMMITMENTS AND BORROWINGS

         2.01 REVOLVER FACILITY. (a) Each Revolver Lender severally, but not jointly, agrees to lend to Borrower such Revolver Lender's Pro Rata Share of one or more Borrowings under (i) the Acquisition Subfacility (further described in SECTION 2.01(b) below) not to exceed such Lender's Committed Sum under the Acquisition Subfacility, and (ii) the Working Capital/Distribution Subfacility (further described in SECTION 2.01(c) below) not to exceed such Lender's Committed Sum under the Working Capital/Distribution Subfacility. Such Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that, each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Revolver Maturity Date.

         (b) Loans under the Acquisition Subfacility shall be available to Borrower for the purposes set forth in SECTION 6.12(b). After giving effect to any Borrowing under the Acquisition Subfacility, the Acquisition Subfacility Principal Debt shall not exceed the Acquisition Subfacility Commitment then in effect.

         (c) Loans under the Working Capital/Distribution Subfacility shall be available to Borrower for the purposes set forth in SECTION 6.12(c); provided, however, Borrowings under the Working Capital/Distribution Subfacility will be available to fund Quarterly Distributions only if, at the time of such Borrowing and after giving effect thereto, there is at least $9,000,000.00 of the Working Capital/Distribution Subfacility Commitment undrawn and available for working capital purposes. After giving effect to any Borrowing under the Working Capital/Distribution Subfacility, the Working Capital/Distribution Subfacility Principal Debt shall not exceed the Working Capital/Distribution Subfacility Commitment then in effect.

         2.02 TERM LOAN FACILITY. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Term Loan Lender severally, but not jointly, agrees to lend to Borrower in a single disbursement on the Conditions Effective Date such

Lender's Pro Rata Share of the Term Loan Commitment. If all or a portion of the Term Loan Principal Debt is paid or prepaid, then the amount so paid or prepaid may not be reborrowed. Any portion of the Term Loan Commitment that remains undisbursed after the initial disbursement under the Term Loan Facility shall be reduced to zero and cancelled on the date of such initial disbursement.

         2.03 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

         (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, (ii) one Business Day prior to the conversion of Eurodollar Rate Loans to Base Rate Loans, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Notice, appropriately completed and signed by an Authorized Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing Notice (whether telephonic or written) shall specify (i) whether the Borrowing, conversion or continuation (as applicable) is under the Term Loan Facility or the Revolver Facility, and if it is under the Revolver Facility, whether it is under the Acquisition Subfacility or the Working Capital/Distribution Subfacility, (ii) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Borrowing Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Borrowing Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m., New York time, on the Business Day specified in the applicable Borrowing Notice. Upon satisfaction of the applicable conditions set forth in SECTION 4.02 (and, if such Borrowing is the initial Borrowing, SECTION 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

         (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect at any given time with respect to Loans.

         2.04 PREPAYMENTS.

         (a) Optional Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay in whole or in part the Acquisition Subfacility Principal Debt, the Working Capital/Distribution Subfacility Principal Debt and/or the Term Loan Principal Debt without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment, the Facility (or, as the case may be, Subfacility) being prepaid and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to SECTION 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

         Unless a Default or Event of Default has occurred and is continuing or would arise as a result thereof any payment or prepayment of the Revolver Principal Debt may be reborrowed by Borrower, subject to the terms and conditions hereof.

         (b) Mandatory Prepayments from Net Cash Proceeds. Until such time as the Outstanding Amount has been repaid in full and the Revolver Commitment terminated in full, the Outstanding Amount (and, as applicable, the Revolver Commitment) shall be permanently prepaid (or reduced, as the case may be), in the amounts and upon the occurrence of any of the following events:

                  (i) Debt Issuance. If, at the time of any Debt Issuance by a Company, Outstanding Indebtedness exceeds $30,000,000, then concurrently with such Debt Issuance, the Loans shall be prepaid (and the Revolver Commitment reduced to the extent required by this SECTION 2.04(b)) by the Required Amount as defined in this SECTION 2.04(b)(i). As used in this Section: (A) "Outstanding Indebtedness" as of any date means the aggregate principal amount of outstanding Indebtedness plus the Attributable Principal of all Synthetic Leases of the Borrower and its Subsidiaries (including the Indebtedness being issued, incurred or assumed on such date but excluding Permitted Affiliate Subordinated Debt and excluding Indebtedness under the Loan

         Documents), and (B) "Required Amount" means the amount by which the Outstanding Indebtedness exceeds $30,000,000.

                  (ii) Significant Sales. If any portion of the Net Cash Proceeds realized by a Company from any Significant Sale (including any deferred purchase price therefor and any Net Cash Proceeds of any asset disposition which constitutes a Significant Sale) has not been reinvested in assets used in the Present and Related Businesses of a Company within ninety (90) days from the receipt by such Company of such Net Cash Proceeds (including receipt of any deferred payments for any such Significant Sale or portion thereof, if and when received), then on the day following the ninetieth day after receipt of such Net Cash Proceeds, the Outstanding Amount shall be prepaid (and the Revolver Commitment reduced to the extent required in this SECTION 2.04(b)), in the order and manner specified in the following paragraph, by an amount equal to 100% of all such Net Cash Proceeds not so reinvested.

         The commitment reductions or prepayments provided for under SECTIONS 2.04(b)(i) and (II) are in addition to the payments provided for in SECTION
6.13. The prepayments and commitment reductions under SECTIONS 2.04(B)(I) and
(II) shall be applied as follows, unless a Default or Event of Default has occurred and is continuing or would arise as a result thereof (whereupon the provisions of SECTION 2.13(b) shall apply): (A) first, as a prepayment of the Term Loan Principal Debt until paid in full, and (B) second, as a mandatory permanent reduction of the Revolver Commitment and a mandatory prepayment of the Revolver Principal Debt, provided, however, the allocation of commitment reductions or prepayments between the Subfacilities shall be determined (i) if no Default or Event of Default has occurred and is continuing, in the order and manner that the Borrower specifies, or (ii) if the Borrower fails to so specify or if a Default or Event of Default has occurred and is continuing, in the order and manner that the Revolver Required Lenders deem appropriate. All mandatory prepayments of the Term Loan Principal Debt shall be allocated Pro Rata to each Term Loan Lender. All mandatory prepayments of the Revolver Facility shall be allocated Pro Rata to each Revolver Lender. All mandatory prepayments of the Revolver Facility made pursuant to this SECTION 2.04(b) shall permanently reduce the Revolver Commitment.

         (c) Clean-Down Period. The Borrower shall make such repayments of the Working Capital/Distribution Subfacility Principal Debt as are required by
SECTION 6.13.

         (d) Revolver Facility Mandatory Payments/Reductions. On any date of determination (i) if the Acquisition Subfacility Principal Debt exceeds the Acquisition Subfacility Commitment then in effect (including as a result of any Revolver Commitment reduction pursuant to SECTION 2.04(b)), then the Borrower shall make a mandatory prepayment of the Acquisition Subfacility Principal Debt in at least the amount of such excess, and (ii) if the Working Capital/Distribution Subfacility Principal Debt exceeds the Working Capital/Distribution Subfacility Commitment then in effect (including as a result of any Revolver Commitment reduction pursuant to SECTION 2.04(b)), then the Borrower shall make a mandatory prepayment of the Working Capital/Distribution Subfacility Principal Debt in at least the amount of such excess. All mandatory prepayments under the Revolver Facility or Revolver Commitment reductions hereunder shall be allocated among the Revolver Lenders in accordance with their respective Pro Rata Share under the Revolver Facility.

         (e) Mandatory Prepayments: Interest/Consequential Loss. All prepayments under this SECTION 2.04 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts due under
SECTION 3.05.

         2.05 REDUCTION OR TERMINATION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or (prior to the Initial Funding Date) permanently reduce the Term Loan Commitment, or permanently reduce the Revolver Commitment to an amount not less than the then existing Revolver Principal Debt; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Revolver Commitment shall be applied to the Commitment of each Revolver Lender according to its Pro Rata Share, and any reduction of the Term Loan Commitment shall be applied to the Commitment of each Term Loan Lender according to its Pro Rata Share. All commitment fees on the portion of the Commitment so terminated which have accrued to the effective date of any termination of Commitments shall be paid on the effective date of such termination.

         2.06 REPAYMENT OF LOANS. The Borrower shall repay to the Revolver Lenders on the Revolver Maturity Date the Revolver Principal Debt and the Borrower shall repay to the Term Loan Lenders on the Term Loan Maturity Date the Term Loan Principal Debt.

         2.07 INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

         (b) While any Event of Default exists or after acceleration, (i) the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law, and (ii) accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         (d) If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Outstanding Amount, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, the Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Outstanding Amount.

         2.08 FEES.

         (a) Commitment Fee. For the period commencing on the Closing Date and ending on the earlier of (i) the date of the initial Borrowing under the Term Loan Facility or (ii) termination of the Term Loan Commitment, the Borrower shall pay to the Administrative Agent for the account of each Term Loan Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the Term Loan Commitment. For the period commencing on the Closing Date and ending on the Revolver Maturity Date, the Borrower shall pay to the Administrative Agent for the account of each Revolver Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the aggregate Revolver Commitment exceeds the Revolver Principal Debt. The commitment fee shall accrue at all times from the Closing Date, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in ARTICLE IV is not met.

         (b) Arrangement and Agency Fees. The Borrower shall pay an arrangement fee to the Arrangers for the Arrangers' own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement, dated January 5, 2001 (the "AGENT/ARRANGER FEE LETTER"), between the Borrower, the Arrangers and the Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         (c) Lenders' Upfront Fee. On the Initial Funding Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an upfront fee in the agreed amount in accordance with the Agent/Arranger Fee Letter. Such upfront fees are for the credit facilities by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

         2.09 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.10 EVIDENCE OF DEBT. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by one or more of the following Notes (as the case may be): (i) a Revolver Note (with respect to the Revolver Principal Debt), and (ii) a Term Note (with respect to the Term Loan Principal Debt). Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

         2.11 PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon, New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 12:00 noon, New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under ARTICLE III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and the conditions to the applicable Borrowing set forth in
ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

         (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.12 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.13 ORDER OF APPLICATION.

         (a) No Default. If no Default or Event of Default exists and if no order of application is otherwise specified in the Loan Documents, payments and prepayments of the Obligations shall be applied first to fees, second to accrued interest then due and payable on the Outstanding Amount, and then to the remaining Obligations in the order and manner as Borrower may direct.

         (b) Default. If a Default or Event of Default exists (or if Borrower fails to give directions as permitted under SECTION 2.13(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligations in the following order: (i) to the payment of enforcement expenses incurred by the Administrative Agent, including Attorney Costs; (ii) to the ratable payment of all other fees, expenses, and indemnities for which the Administrative Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this SECTION 2.13(b)(II), a "RATABLE PAYMENT" for any Lender or the Administrative Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or the Administrative Agent bears to the total aggregate fees and indemnities owed to all Lenders and the Administrative Agent on such date of determination); (iii) to the ratable payment of accrued and unpaid interest on the Outstanding Amount (as used in this SECTION 2.13(b)(III), "RATABLE PAYMENT" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Outstanding Amount owed to such Lender bears to the total accrued and unpaid interest on the Outstanding Amount owed to all Lenders); (iv) to the ratable payment of the Outstanding Amount (as used in this SECTION 2.13(b)(IV), "RATABLE PAYMENT" means for any Lender, on any date of determination, that proportion which the Outstanding Amount owed to such Lender bears to the Outstanding Amount owed to all Lenders); and (v) to the payment of the remaining Obligations, if any, in the order and manner Required Lenders deem appropriate.

         Subject to the provisions of ARTICLE IX and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Documents.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

         (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains its Lending Office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under SECTION 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the reasonable judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which SECTION 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by SECTION 3.04(c) utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. No Lender shall have the right to recover such additional amounts for any period more than 90 days prior to the date such Lender notified the Borrower thereof.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction. No Lender shall have the right to recover such additional amounts for any period more than 90 days prior to the date such Lender notified the Borrower thereof.

         (c) The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

         3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower.

For purposes of calculating amounts payable by the Borrower to the Lenders under this SECTION 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. A certificate of the Administrative Agent or any Lender claiming compensation under this
ARTICLE III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         3.07 SURVIVAL. All of the Borrower's obligations under this ARTICLE III shall survive termination of the Commitments and payment in full of all the other Obligations.

                                  ARTICLE IV.
                       CONDITIONS PRECEDENT TO BORROWINGS

         4.01 CONDITIONS OF INITIAL BORROWING. The obligation of each Lender to make its initial Loan hereunder is subject to satisfaction of the following conditions precedent:

         (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) and unless otherwise specified, each properly executed by an Authorized Officer of the signing Loan Party, each dated the Conditions Effective Date (or, in the case of certificates of governmental officials, a recent date before the Conditions Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement and the Guaranty;

                  (ii) Term Notes and/or Revolver Notes (as applicable) executed by the Borrower in favor of each Lender requesting such Notes, each in a principal amount equal to such Lender's Committed Sum;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                  (iv) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in the jurisdiction of its organization and in each other jurisdiction in which it is required to be qualified to engage in business, except where such failure would not have a Material Adverse Effect;

                  (v) a certificate signed by an officer of the Borrower certifying (A) that the MLP Offering Closing has occurred and that the gross proceeds of the sale of limited partnership units (other than proceeds paid by TWC and its Affiliates) are not less than $70,000,000,
         (B) that the representations and warranties contained in ARTICLE V are true and correct in all respects on and as of such date, (C) no Default or Event of Default has occurred and is continuing as of such date, (D) since December 31, 1999 there has occurred no material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower, any Guarantor or any of the businesses, assets or liabilities acquired or assumed or being acquired or assumed by the Borrower or any of its Subsidiaries, (E) the Borrower owns the assets and businesses reflected on the Initial Funding Date Financial Statements, including without limitation the Financed Assets, free and clear of all Liens other than Permitted Liens, and (F) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental authority by or against the Borrower, any Guarantor or any of the Borrower's partners or any of their respective properties, that (x) could reasonably be expected to materially and adversely affect the Borrower or any Guarantor, or (y) purports to affect or pertain to any transaction contemplated hereby or the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents;

                  (vi) opinions from (i) Vinson & Elkins, L.L.P., counsel to each Loan Party, substantially in the form of EXHIBIT F-1 hereto, and
         (ii) William G. Von Glahn, counsel to each Loan Party, substantially in the form of EXHIBIT F-2 hereto;

                  (vii) receipt of the following: (A) unaudited pro forma opening balance sheet for each of the MLP and the General Partner; (B) an estimated pro forma opening balance sheet of the Borrower; (C) combined audited balance sheets of Williams Energy Partners L.P. (a subsidiary of The Williams Companies, Inc.) as of December 31, 1998 and 1999 and audited income statements and statements of cash flows for each of the three years in the period ended December 31, 1999; and (D) combined audited balance sheets of Marine Terminals Predecessor (as that term is used in the MLP Registration Statement) as of December 31, 1998 and July 31, 1999 and audited income statements and statements of cash flows for Marine Terminals Predecessor for each of the two years in the period ended December 31, 1998 and the seven months ended July 31, 1999;

                  (viii) copies of the following, in each case in form and substance reasonably satisfactory to the Required Lenders: (A) the Products Terminalling Agreement between Terminals Holding, LLC and Williams Energy Marketing & Trading Company; (B) the Omnibus Agreement;
         (C) the Contribution Agreement; and (D) the Ammonia Pipeline/Terminal Operating Agreement;

                  (ix) a letter from CT Corporation System, Inc., to accept service of process in the State of New York on behalf of the Borrower and each Guarantor; and

                  (x) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Conditions Effective Date shall have been paid.

         (c) The Borrower shall have paid Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Conditions Effective Date.

         4.01A DEADLINE FOR INITIAL FUNDING DATE. If for any reason the Initial Funding Date has not occurred on or before the 60th day after the Closing Date, then, unless otherwise agreed by all Lenders, the commitments of the Lenders to make Loans shall terminate on and as of such date.

         4.02 CONDITIONS TO ALL LOANS. The obligation of each Lender to honor any Borrowing Notice (other than a Borrowing Notice requesting only a conversion of Loans to the other Type, or a continuation of Loans as the same Type) is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrower contained in
ARTICLE V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

         (b) No Default or Event of Default shall exist or would result from such proposed Borrowing.

         (c) The Administrative Agent shall have received a Borrowing Notice in accordance with the requirements hereof.

         (d) The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

         Each Borrowing Notice (other than a Borrowing Notice requesting only a conversion of Loans to the other Type or a continuation of Loans as the same
Type) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in SECTIONS 4.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         5.01 EXISTENCE; QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. As of the Initial Funding Date, the General Partner shall be the sole general partner of the Borrower, and all of the limited partnership interests in the Borrower shall be owned by the MLP and the General Partner. The General

Partner and each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law.

         5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

         5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

         5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Initial Funding Date Financial Statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. The Initial Funding Date Pro Formas and the Initial Funding Date Financial Statements (i) fairly present the financial condition of the entities therein named and their respective Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and
(ii) show all material indebtedness and other liabilities, direct or contingent, of the entities therein named and their Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

         (b) Since the dates of the Initial Funding Date Financial Statements, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.

         5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, overtly threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues which (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         5.07 NO DEFAULT. There is no failure of any Material Agreement to be in effect, and there is no default by the Borrower or any of its Subsidiaries under any Material Agreement, if such failure to remain in effect, or such default, could reasonably be expected to have a Material Adverse Effect.

         5.08 OWNERSHIP OF PROPERTY; LIENS. The Borrower and each Subsidiary has good and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. As of the Conditions Effective Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         5.09 ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability under or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that (a) any such claims would not, individually or in the aggregate, have a Material Adverse Effect, (b) there is no environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property owned, operated or used by the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) there is no violation of or by the Borrower or any of its Subsidiaries of any Environmental Law, except for such violations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.10 INSURANCE. As of the Initial Funding Date, the properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its Subsidiaries operate.

         5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.12 ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any ERISA

Affiliate has engaged in or knowingly permitted to occur and, to the Borrower's knowledge, no other party has engaged in or permitted to occur any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could be reasonably expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability that (when aggregated with any other Unfunded Pension Liability) has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) which could reasonably be expected to result in a Material Adverse Effect; (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.13 SUBSIDIARIES. As of the Closing Date the Borrower has no Subsidiaries. As of the Initial Funding Date the Borrower will have no Subsidiaries other than those specifically disclosed in SCHEDULE 5.13.

         5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT; USE OF PROCEEDS.

         (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock. Margin Stock constitutes less than 25% of those assets of the Loan Parties which are subject to any limitation on a sale, pledge, or other restrictions hereunder.

         (b) None of the Borrower, any Person controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         (c) The Borrower will use all proceeds of Borrowings in the manner set forth in SECTION 6.12.

         5.15 DISCLOSURE. No statement, information, report, representation, or warranty made by any Loan Party in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with any Loan Document contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.16 LABOR MATTERS. To the Borrower's knowledge, there are no actual or threatened strikes, labor disputes, slowdowns, walkouts, or other concerted interruptions of operations by the employees of the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938 or any other applicable Law dealing with such matters, other than any such violations, individually or collectively, which could not reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such nonpayments which could not, individually or collectively, reasonably be expected to have a Material Adverse Effect.

         5.17 COMPLIANCE WITH LAWS. Neither the Borrower nor any of its Subsidiaries are in violation of any Laws, other than such violations which could not, individually or collectively, reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which non-compliance could not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in SECTIONS 6.01, 6.02, 6.03 and 6.12) cause each Subsidiary to:

         6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

         (a) within 45 days of the date of the MLP Offering Closing, an unaudited balance sheet of the Borrower as of such date, in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition of the Borrower; and

         (b) as soon as available, but in any event within 105 days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as at the end of such fiscal year, and the related statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower in accordance with GAAP; and

         (c) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a balance sheet of the Borrower as at the end of such fiscal quarter, and the related statements of income and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower in accordance with GAAP; and

         (d) as soon as available, but in any event within 105 days after the end of each fiscal year of the MLP, balance sheets of the MLP as at the end of such fiscal year, and the related statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of Ernst & Young LLP or other independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; provided, that, if any financial statement referred to in this clause (d) is readily available on-line through EDGAR, the Borrower shall not be obligated to furnish copies of such financial statement; and

         (e) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the MLP, a balance sheet of the MLP as at the end of such fiscal quarter, and the related statements of income and cash flows for such fiscal quarter and for the portion of the MLP's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the MLP as fairly presenting the financial condition, results of operations and cash flows of the MLP in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

         6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) concurrently with the delivery of the financial statements referred to in SECTIONS 6.01(b) and (c), a duly completed Compliance Certificate in form of EXHIBIT C-1 signed by a Responsible Officer of the Borrower;

         (b) promptly after requested by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors or equivalent governing body (or the audit committee thereof) of the Borrower or any of its Subsidiaries by independent accountants in connection with the accounts or books of the Borrower or any of its Subsidiaries, or any audit of any of them;

         (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equity owners of the MLP, and copies of all annual, regular, periodic and special reports and registration statements which the MLP may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided, that, if such report, proxy, financial statement or other report or communication is readily available on-line through EDGAR, the Borrower shall not be obligated to furnish copies thereof; and

         (d) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or the MLP as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

         6.03 NOTICES. Promptly notify the Administrative Agent and each Lender:

         (a) of the occurrence of any Default or Event of Default, as soon as possible but in any event within ten days after the occurrence thereof;

         (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following events if such has resulted or could reasonably be expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority;

         (c) of any litigation, investigation or proceeding affecting any Referenced Person in which (i) the amount involved exceeds (individually or collectively) $15,000,000, or (ii) injunctive relief or similar relief is sought, which could be reasonably expected to have a Material Adverse Effect; and

         (d) of any material change in accounting policies or financial reporting practices by the Borrower or the MLP.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to SECTION 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

         6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property.

         6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by
SECTION 7.04 and 7.05, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in a transaction permitted by SECTION
7.04 and 7.05, and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.06 MAINTENANCE OF ASSETS AND BUSINESS (a) Maintain all material licenses, permits, and franchises necessary for the normal business; (b) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and (c) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations which may at any time and from time to time be necessary for the Borrower and its Subsidiaries to operate their businesses in compliance with applicable Law; except where the failure to so maintain, renew, extend, or continue in effect could not reasonably be expected to have a Material Adverse Effect.

         6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws (including Environmental Laws) applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

         6.09 BOOKS AND RECORDS.

         (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

         6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

         6.11 COMPLIANCE WITH ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         6.12 USE OF PROCEEDS.

         (a) Use the proceeds of the Term Loan Facility to repay the Assumed Debt; and

         (b) Use the proceeds of the Acquisition Subfacility as follows (i) to finance acquisitions by the Borrower and its Subsidiaries of Persons or assets subject to compliance with this Agreement, including SECTIONS 7.02 and 7.09,
(ii) for Capital Expenditures, and (iii) on the Initial Funding Date, the Borrower may request a Borrowing in an amount not to exceed $100,000.00 to partially repay the Assumed Debt; and

         (c) Use the proceeds of the Working Capital/Distribution Subfacility to
(i) fund working capital requirements of the Borrower and its Subsidiaries, (ii) fund Quarterly Distributions to the extent permitted by SECTION 7.07(a)(ii) and
(iii) pay fees owed pursuant to this Agreement, provided, however, Borrowings under the Working Capital/Distribution Subfacility shall be made to fund the Quarterly Distributions only if, at the time of such Borrowing and after giving effect thereto, there is at least $9,000,000.00 of the Working Capital/Distribution Subfacility Commitment undrawn and available for working capital purposes.

         6.13 CLEAN DOWN PERIOD. For a period of fifteen (15) consecutive days during the twelve-month period beginning on the Initial Funding Date, and for a period of fifteen (15) consecutive days during each twelve-month period thereafter, there shall be no Loans outstanding under the Working
Capital/Distribution Subfacility.

         6.14 GUARANTIES. As an inducement to the Administrative Agent and Lenders to enter into this Agreement, cause each Subsidiary to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of EXHIBIT E, providing for the guaranty of payment and performance of the Obligations. In addition, promptly after the formation or acquisition of any new entity that is (or becomes) a Subsidiary, cause such new entity to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of EXHIBIT E, providing for the guaranty of payment and performance of the Obligations, together with certified copies of such Subsidiary's Organization Documents and opinions of counsel with respect to such Subsidiary and such Guaranty, in substantially the forms of EXHIBIT F-1 and F-2 hereto.

         6.15 MATERIAL AGREEMENTS. Maintain the Material Agreements in effect, except where failure to remain in effect could not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligations shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

         7.01 LIENS. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a) Liens pursuant to any Loan Document;

         (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

         (d) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

         (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

         (f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

         (g) judgment Liens not giving rise to an Event of Default; and

         (h) Liens securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost or purchase price of any asset and renewals, extensions, amendments and modifications of such Indebtedness, provided that such Indebtedness is permitted under SECTION 7.03(c); provided further that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (iii) such Liens attach to such asset concurrently with or within 180 days of the related asset acquisition.

         7.02 INVESTMENTS. Make any Investments, except:

         (a) Investments held by the Borrower or such Subsidiary in the form of cash equivalents;

         (b) Investments by the Borrower and Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Guarantor;

         (c) Trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business; and

         (d) Permitted Acquisitions.

         7.03 INDEBTEDNESS, SYNTHETIC LEASES AND SWAP OBLIGATIONS. Create, incur, assume or suffer to exist any Indebtedness, Synthetic Leases or obligations under Swap Contracts, except:

         (a) Indebtedness under the Loan Documents;

         (b) Obligations (contingent or otherwise) of the Borrower existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risk and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

         (c) Indebtedness in respect of purchase money obligations incurred or assumed as described in SECTION 7.01(h); provided that the aggregate amount of such Indebtedness at any one time outstanding shall not exceed $5,000,000;

         (d) Unsecured Indebtedness and Synthetic Leases in an aggregate principal amount not to exceed $75,000,000 at any time outstanding, provided, such Indebtedness and Synthetic Leases bear not more than a market rate of interest and shall not require any Principal Payment earlier than six (6) months after the Maturity Date; provided further, that at the time any such Indebtedness or Synthetic Lease is incurred, (i) no Default or Event of Default exists; and (ii) not later than the date that such Indebtedness or Synthetic Lease is incurred, the Borrower delivers to the Administrative Agent a Compliance Certificate in the form of EXHIBIT C-2 evidencing pro forma compliance, as of the date of the incurrence of such Indebtedness or Synthetic Lease and after giving effect thereto, with this SECTION 7.03 and SECTION 7.14; and

         (e) Permitted Affiliate Subordinated Debt in an aggregate principal amount not to exceed $50,000,000 outstanding at any time, provided that at the time any such Indebtedness is incurred, (i) no Default or Event of Default exists; and (ii) not later than the date that such Indebtedness is incurred, the Borrower delivers to the Administrative Agent a Compliance Certificate in the form of EXHIBIT C-2 evidencing pro forma compliance, as of the date of the incurrence of such Indebtedness and after giving effect thereto, with this
SECTION 7.03 and SECTION 7.14.

         7.04 FUNDAMENTAL CHANGES. Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

         (a) mergers and consolidations constituting Permitted Acquisitions are permitted, provided that in any merger or consolidation involving the Borrower, the Borrower is the surviving entity;

         (b) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person; and

         (c) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or to another Subsidiary; provided that if the seller in such a transaction is a wholly-owned Subsidiary, then the purchaser must also be a wholly-owned Subsidiary.

         7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

         (a) Dispositions of inventory in the ordinary course of business;

         (b) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business; and

         (c) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; and

         (d) If no Default or Event of Default then exists or arises as a result thereof, Dispositions for fair market value for cash, provided that if a prepayment is required by SECTION 2.04(b)(II), the Borrower shall make such prepayment concurrently with such Disposition.

         7.06 LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:
(a) operating leases (other than those constituting Synthetic Lease Obligations) entered into or assumed by the Borrower or any Subsidiary in the ordinary course of business, and (b) Synthetic Lease Obligations to the extent permitted by
SECTION 7.03(d).

         7.07 RESTRICTED PAYMENTS; PAYMENTS OF PERMITTED AFFILIATE SUBORDINATED DEBT. (a) Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

                  (i) each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries;

                  (ii) the Borrower may make Quarterly Distributions; provided, that at the time of such distribution no Default or Event of Default exists or would result therefrom.

         (b) While any Default or Event of Default exists, the Borrower will not make any payments of principal or interest on Permitted Affiliate Subordinated Debt.

         7.08 ERISA. At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);
(b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

         7.09 NATURE OF BUSINESS; CAPITAL EXPENDITURES. Engage in any line of business other than Present and Related Businesses, or make any Capital Expenditures except in connection with Present and Related Businesses.

         7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, other than arm's-length transactions with Affiliates.

         7.11 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation that limits the ability (a) of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower or (b) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person.

         7.12 USE OF PROCEEDS. Use the proceeds of any Loan for purposes other than those permitted by SECTION 6.12, or use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         7.13 OPERATING AGREEMENTS. Permit any amendment to any of Borrower's Operating Agreements if such amendment could reasonably be expected to materially adversely affect the Lenders.

         7.14 FINANCIAL COVENANTS.

         (a) INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than the ratio of 3.0 to 1.0.

         (b) LEVERAGE RATIO. Permit the Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than the ratio of 4.0 to 1.0.

         (c) PRO FORMA ADJUSTMENTS FOR ASSET ACQUISITIONS. For purposes of determining compliance with this SECTION 7.14 (but not for the purpose of calculating the Leverage Ratio used in the determination of the Applicable
Rate):

                  (i) Consolidated EBITDA shall be calculated after giving effect, on a pro forma basis for the four consecutive fiscal quarters most recently completed, to any asset acquisitions (an "ASSET ACQUISITION") occurring during the period commencing on the first day of such period to and including the date of determination (herein called the "REFERENCE PERIOD"), as if such Asset Acquisition occurred on the first day of the Reference Period (an Asset Acquisition includes an asset acquisition that gives rise to the need to calculate compliance hereunder as a result of a Company incurring or assuming Indebtedness in connection with such asset acquisition); and

                  (ii) If, in connection with an Asset Acquisition during any Reference Period, any Indebtedness (including Permitted Affiliate Subordinated Debt and Loans hereunder) or any

         Synthetic Lease is incurred or assumed by the Borrower or any Subsidiary, then Consolidated Interest Charges shall be calculated, on a pro forma basis for the four quarters most recently completed, as if such Indebtedness or Synthetic Lease had been incurred on the first day of the Reference Period.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

         (a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within ten days after the same becomes due, any interest on any Loan, any commitment or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTION 6.03(a), 6.12 or 6.13;

         (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for ten Business Days after the earlier of the date notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender or the date the Borrower has knowledge of such failure; or

         (d) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or

         (e) Cross-Default. (i) The Borrower or any other Referenced Person (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness, Guaranty Obligation or Synthetic Lease (other than Indebtedness hereunder) having an aggregate principal amount (or, in the case of a Synthetic Lease, Attributable Principal) (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than (individually or collectively) $15,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, Guaranty Obligation or Synthetic Lease or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness, the lessor under such Synthetic Lease or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness or Synthetic Lease to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) (A) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which the Borrower or any other Referenced Person is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Borrower or any other Referenced Person as a result thereof is greater than (individually or collectively) $15,000,000, or (B) there occurs under any Swap Contract an Early Termination Date (as defined in such

Swap Contract) resulting from any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any other Referenced Person is an Affected Party (as so defined) and the Swap Termination Value owed by the Borrower or any other Referenced Person as a result thereof is greater than (individually or collectively) $15,000,000 and such amount is not paid when due under such Swap Contract; or

         (f) Insolvency Proceedings, Etc. The Borrower or any other Referenced Person institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against property which is a material part of the property of the Borrower and its Subsidiaries taken as a whole, and is not released, vacated or fully bonded within 45 days after its issue or levy; or

         (h) Judgments. There is entered against the Borrower or any other Referenced Person (i) a final judgment or order for the payment of money in an aggregate amount exceeding (individually or collectively) $15,000,000 (to the extent not covered by (x) independent third-party insurance as to which the insurer does not dispute coverage or (y) an Acceptable Indemnity), or (ii) any non-monetary final judgment that has, or would reasonably be expected to have, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $15,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000; or

         (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (k) Change of Control. There occurs any Change of Control; or

         (l) Dissolution. Any Loan Party shall dissolve, liquidate, or otherwise terminate its existence, except as permitted in SECTION 7.04.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs, the Administrative Agent:

         (a) shall, at the request of, or may, with the consent of the Required Term Lenders, declare the commitment of each Term Loan Lender to make Loans under the Term Loan Facility to be terminated, whereupon such commitments and obligation shall be terminated; and shall, at the request of, or may, with the consent of the Required Revolver Lenders, declare the commitment of each Revolver Lender to make Loans under the Revolver Facility to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) shall, at the request of, or may, with the consent of, the Required Lenders, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

         (c) shall, at the request of, or may, with the consent of, the Required Lenders, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) of SECTION 8.01, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

                                  ARTICLE IX.
                              ADMINISTRATIVE AGENT

         9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT. Each Lender hereby irrevocably (subject to SECTION 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         9.04 RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         (b) For purposes of determining compliance with the conditions to the initial Borrowing specified in SECTION 4.01, each Lender that has funded its Pro Rata Share of the Borrowing(s) on the Initial Funding Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
ARTICLE VIII; provided, however,
that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "ADMINISTRATIVE AGENT" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE IX and SECTIONS 10.03 and
10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.10 OTHER AGENTS; LEAD MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," as a "documentation agent," any other type of agent (other than the Administrative Agent), "joint lead arranger," "joint book manager" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS

         10.01 AMENDMENTS, ETC.

         (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

                  (i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 8.02);

                  (ii) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (iii) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (B) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial covenant used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate; or

                  (iv) amend this Section, or SECTION 2.12, or any provision herein providing for unanimous consent or other action by all the Lenders;

and, provided further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and
(B) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Loans required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.

         (b) Any amendment to any Loan Document which purports to (i) change the allocation of payments between the Facilities, (ii) decrease the amount of any mandatory prepayment or commitment reduction required by SECTION 2.04 or (iii) change this SECTION 10.01(b), must be by an instrument in writing executed by Borrower, the Administrative Agent and by (A) the Required Term Lenders and (B) the Required Revolver Lenders.


         10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection
(c) below) electronic mail address specified for notices on SCHEDULE 10.02 (for the Borrower, each Guarantor and the Administrative Agent) or the signature pages hereto (for the other Lenders); or, in the case of the Borrower, the Guarantors or the Administrative Agent, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower and the Administrative Agent. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and
(ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to ARTICLE II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on SCHEDULE 10.02 or such Person's signature page, as applicable, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 ATTORNEY COSTS; EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the preparation, negotiation, syndication, administration and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any workout or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

         10.05 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Borrower and each Guarantor (by execution of a Guaranty) agrees to indemnify, save and hold harmless each Agent-Related Person, each Arranger, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loans, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loans, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (c) without limiting the foregoing, any and all claims, demands, actions or causes of action that are asserted or imposed against any Indemnitee, (i) under the application of any Environmental Law applicable to the Borrower or any of its Subsidiaries or any of their properties or assets, including the treatment or disposal of Hazardous Substances on any of their properties or assets, (ii) as a result of the breach or non-compliance by the Borrower or any Subsidiary with any Environmental Law applicable to the Borrower or any Subsidiary, (iii) due to past ownership by the Borrower or any Subsidiary of any of their properties or assets or past activity on any of their properties or assets which, though lawful and fully permissible at the time, could result in present liability, (iv) due to the presence, use, storage, treatment or disposal of Hazardous Substances on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any of the properties owned or operated by the Borrower or any Subsidiary (including any liability asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, or (v) due to any other environmental, health or safety condition in connection with the Loan Documents;
(d) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a), (b) or (c) above; and (e) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF AN INDEMNITEE, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

         10.06 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         10.07 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $1,000,000 in the case of any assignment of a Revolver Commitment and Revolver Principal Debt, or $5,000,000 in the case of any assignment of any Term Loan Principal Debt, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Facility, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (such fee to be paid by the assignor or the assignee, as may be agreed between them). An assignment need not be ratable as between the Term Loan Facility and the Revolver Facility. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of

SECTIONS 3.07, 10.04 and 10.05). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release any Guarantor from the Guaranty. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 10.09 as though it were a Lender, provided such Participant agrees to be subject to SECTION 2.12 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under SECTION 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION 10.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of SECTION 10.07(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

         10.08 CONFIDENTIALITY. Each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to directors, officers, employees, auditors, accountants, counsel or other professional advisors of the Administrative Agent or any Lender) any information with respect to the Borrower or its Subsidiaries, which is furnished pursuant to this Agreement and which (i) the Borrower in good faith considers to be confidential and (ii) is either clearly marked confidential or is designated by the Borrower to the Administrative Agent or the Lenders in writing as confidential, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or submitted to or required by the Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States of America or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, provided that such Eligible Assignee or Participant or prospective Eligible Assignee or Participant executes an agreement containing provisions substantially similar to those contained in this SECTION 10.08, (f) in connection with the exercise of any remedy by such Lender following an Event of Default pertaining to the Loan Documents, (g) in connection with any litigation involving such Lender pertaining to the Loan Documents, (h) to any Lender or the Administrative Agent, or (i) to any Affiliate of any Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential).

         10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to the Administrative Agent and the Lenders, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 INTEREST RATE LIMITATION. Regardless of any provision contained in any Loan Document, neither the Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligations, any amount in excess of the Maximum Rate, and, if any Lender ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, the Borrower and the Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and the Lenders and the Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations. However, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund such excess, and, in such event, the Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. If, contrary to the parties' intent expressed in
SECTION 10.16(a), the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Texas Finance Code
Section 303.305, as amended. The Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligations.

         10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

         10.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.15 FOREIGN LENDERS. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "FOREIGN LENDER") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         10.16 GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK applicable to agreements made and to be performed entirely within such State; PROVIDED THAT THE ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) EACH COMPANY AND OTHER PARTY HERETO, AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, AGREES AS TO THIS SECTION 10.16(b). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, AND BY EXECUTION OF A GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE Agent AND EACH LENDER (1) IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO, AND (2) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT

REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS FOR NOTICES DESIGNATED HEREIN. THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE. THE BORROWER AND EACH GUARANTOR, BY ITS EXECUTION OF A GUARANTY, AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN NEW YORK IN CONNECTION WITH ACTIONS AND PROCEEDINGS UNDER THE LOAN DOCUMENTS AND TO DELIVER TO THE ADMINISTRATIVE AGENT EVIDENCE THEREOF.

         10.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THE LOAN DOCUMENTS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.18 NO GENERAL PARTNER'S LIABILITY. The Lenders agree for themselves and their respective successors and assigns, including any subsequent holder of any Note, that any claim against the Borrower which may arise under any Loan Document shall be made only against and shall be limited to the assets of the Borrower and the Guarantors, and that no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, on this Agreement, such Note or any of the other Loan Documents shall be obtained or enforced against the General Partner or its assets for the purpose of obtaining satisfaction and payment of such Note, the Indebtedness evidenced thereby or any claims arising thereunder or under this Agreement or any other Loan Document, any right to proceed against the General Partner individually or its respective assets being hereby expressly waived, renounced and remitted by the Lenders for themselves and their respective successors and assigns. Nothing in this SECTION 10.18, however, shall be construed so as to prevent the Administrative Agent, any Lender or any other holder of any Note from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon the General Partner for the purpose of obtaining jurisdiction over Borrower.

         10.19 ENTIRE AGREEMENT. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

               [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURES
                               BEGIN ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                  WILLIAMS OLP, L.P.

                                  By WILLIAMS GP LLC, its
                                     General Partner


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------



                                  BANK OF AMERICA, N.A., as Administrative Agent


                                  By:
                                     Claire M. Liu
                                     Managing Director



                                  BANK OF AMERICA, N.A., as a Lender


                                  By:
                                     Claire M. Liu
                                     Managing Director


                        [THIS IS A SIGNATURE PAGE TO THE
                      WILLIAMS OLP, L.P. CREDIT AGREEMENT]

                                  LEHMAN COMMERCIAL PAPER, INC., as
                                  Syndication Agent and as a Lender


                                  By:
                                     Name:
                                     Title:


                        [THIS IS A SIGNATURE PAGE TO THE
                      WILLIAMS OLP, L.P. CREDIT AGREEMENT]

                                  SUNTRUST BANK, as Documentation Agent and as a Lender


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                        [THIS IS A SIGNATURE PAGE TO THE
                      WILLIAMS OLP, L.P. CREDIT AGREEMENT]

                                  SYNDICATED LOAN FUNDING TRUST, as a Lender

                                  By: LEHMAN COMMERCIAL PAPER, INC.
                                      NOT IN ITS INDIVIDUAL CAPACITY
                                      BUT SOLELY AS ASSET MANAGER


                                      By:
                                         ---------------------------------------
                                         Michele Swanson
                                         Authorized Signatory


                        [THIS IS A SIGNATURE PAGE TO THE
                      WILLIAMS OLP, L.P. CREDIT AGREEMENT]

                                     ------------------------------------------,
                                     as a Lender



                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                        [THIS IS A SIGNATURE PAGE TO THE
                      WILLIAMS OLP, L.P. CREDIT AGREEMENT]

                                     ------------------------------------------,
                                     as a Lender


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                        [THIS IS A SIGNATURE PAGE TO THE
                      WILLIAMS OLP, L.P. CREDIT AGREEMENT]

                                                                   SCHEDULE 2.01

                                   COMMITMENTS


  LENDER                      REVOLVING FACILITY                       TERM LOAN FACILITY
                              ------------------                       ------------------
                                                  Working Capital/
              Acquisition Subfacility         Distribution Subfacility
              -----------------------         ------------------------
Bank of America
Lehman Commercial
Paper, Inc.
Syndicated Loan
Funding Trust
Suntrust Bank

       Total:      $40,000,000                      $20,000,000             $90,000,000

                                                                  SCHEDULE 5.13

                                  SUBSIDIARIES
                          AND OTHER EQUITY INVESTMENTS

Part (a).         Subsidiaries as of the Closing Date.

None

Part (b).         Subsidiaries as of the Initial Funding Date:


              Name                        Jurisdiction of Incorporation                   Ownership
              ----                        -----------------------------                   ---------

Williams Natural Gas Liquids LLC                    Delaware                           Borrower (100%)
         ("WNG LLC")

Williams Terminals Holding L.P.                     Delaware                     Limited Partner: Borrower (99%)
                                                                                 General Partner: WNG LLC (1%)

Williams Terminals Holding L.P.                     Delaware                     Limited Partner: Borrower (99%)
                                                                                 General Partner: WNG LLC (1%)

Williams Pipelines Holdings L.P.                    Delaware                     Limited Partner: Borrower (99%)
                                                                                 General Partner: WNG LLC (1%)

                                                                  SCHEDULE 10.02

                       ADDRESSES FOR NOTICES TO BORROWER,
                       GUARANTORS AND ADMINISTRATIVE AGENT

ADDRESS FOR NOTICES TO BORROWER

WILLIAMS OLP, L.P.

---------------------------------------------

---------------------------------------------

---------------------------------------------
Attn:
      ---------------------------------------

      ---------------------------------------
         Telephone:
                     ------------------------
         Facsimile:
                     ------------------------
         Electronic Mail:        @
                         -------  -----------

ADDRESS FOR NOTICES TO GUARANTORS

c/o WILLIAMS OLP, L.P.

---------------------------------------------

---------------------------------------------

---------------------------------------------
Attn:
      ---------------------------------------

      ---------------------------------------
         Telephone:
                     ------------------------
         Facsimile:
                     ------------------------
         Electronic Mail:        @
                         -------  -----------

ADDRESSES FOR BANK OF AMERICA

Administrative Agent's Office and Bank of America's  Lending Office
-------------------------------------------------------------------
(for payments and Borrowing Notices):
Bank of America, N.A.
901 Main Street, 14th Floor
Dallas, TX  75202
Attention: Ben Cosgrove
Telephone: 214-209-9254
Facsimile: 214-290-9439
Electronic Mail: Ben.Cosgrove@bankofamerica.com
Account No.: 1292000883
Ref: Williams OLP, L.P.
ABA# 111000012

Other Notices as Administrative Agent:
--------------------------------------
Bank of America, N.A.
901 Main Street, 14th Floor
Dallas, TX  75202
Attention:  Ben Cosgrove
Telephone:  214-209-9254
Facsimile:  214-290-9439
Electronic Mail: Ben.Cosgrove@bankofamerica.com

Other Notices as a Lender:
--------------------------
Bank of America, N.A.
333 Clay Street, Suite #4550
Houston, TX  77002
Attention:  Claire Liu, Managing Director
Telephone:  713-651-4855
Facsimile:  713-651-4841
Electronic Mail:  Claire.Liu@bankofamerica.com





                                       2